                                                                     Exhibit d.2


                        NUVEEN FLAGSHIP MUNICIPAL TRUST
                        -------------------------------

                  RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT
                  ------------------------------------------

This Agreement made this 2nd day of May, 1999 by and between Nuveen Flagship Municipal Trust, a Massachusetts business trust (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser"):

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Fund; and

WHEREAS, the Agreement terminates August 1, 1999 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Trustees, at a meeting called for the purpose of reviewing the Agreement, have approved the Agreement, have approved the Agreement and its continuance until August 1, 2000 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreement the parties hereto do hereby continue the Agreement in effect until August 1, 2000 and ratify and confirm the Agreement in all respects.


                                    NUVEEN FLAGSHIP MUNICIPAL TRUST


                                    By: /s/ Gifford R. Zimmerman
                                        -------------------------------
                                        Vice President

ATTEST:

/s/ Karen L. Healy
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    Assistant Secretary



                                    NUVEEN ADVISORY CORP.


                                        By: /s/ Steven J. Krupa
                                        -------------------------------
                                            Vice President

ATTEST:

/s/ Larry W. Martin
-----------------------------
    Assistant Secretary